Exhibit 2.3

                                    ARTICLES
                                       OF
                                     MERGER
                                   (Colorado)

     THESE ARTICLES OF MERGER are entered into by and between the corporations named in Article SECOND below, which are referred to herein collectively as the "Constituent Corporations."

     FIRST: The Constituent Corporations have agreed to merge and to the terms and conditions of said merger, the mode of carrying the same into effect and the manner and basis of converting or exchanging the shares of issued stock of each of the Constituent Corporations into different stock, are and shall be as set forth herein.

     SECOND: The parties to these Articles of Merger are Powersoft Technologies Inc., a Delaware corporation ("Technologies"), and Asia SuperNet Corporation, a Colorado corporation ("Asia").

     THIRD: Asia shall be the surviving corporation (hereinafter sometimes referred to as "Surviving Corporation"). The principal office of the Surviving Corporation in its tate of incorporation is 1700 Lincoln Street, 31st Floor, Denver, Colorado 80203.

     FOURTH: Asia has authority to issue shares of two classes of stock, namely 900,000,000 shares of $0.001 par value common stock (the "Asia Common Stock") and 300,000,000 shares of $0.001 par value preferred stock (the "Asia Preferred Stock"), of which 1,000 shares of Asia Common Stock and no shares of Asia Preferred Stock were issued and outstanding on the record date for approval of the merger. An Agreement and Plan of Merger was submitted to the shareholder of Asia for approval.

         FIFTH: Technologies has authority to issue shares of two classes of stock, namely 30,000,000 shares of $0.01 par value Common Stock (the "Technologies Common Stock"), of which 15,560,262 shares were issued and outstanding on the date the merger was approved, and 25,000,000 shares of $0.01 par value Preferred Stock (the "Technologies Preferred Stock), of which no shares were issued and outstanding on the date the merger was approved. An Agreement and Plan of Merger was submitted to the shareholders of Technologies for approval.

     SIXTH: 100% of the votes were cast by the shareholder of Asia for approval of the merger upon the terms and conditions set forth in these Articles of Merger, which percentage was sufficient for approval by the shareholder of Asia in accordance with the Articles of Incorporation of Asia and Section 7-111-107 Colorado Business Corporation Act ("Colorado Law").

     SEVENTH: 53.0% of the votes were cast by the shareholders of Technologies for approval of the merger upon the terms and conditions set forth in these Articles of Merger, which percentage was sufficient for approval by the shareholders of Technologies in accordance with the Articles of Incorporation of

Technologies and Section 252 of the Delaware General Corporation Law ("Delaware Law").

     EIGHTH:   On  October  1,  1999,  the  boards  of  directors  of  Asia  and
Technologies, by majority vote of these entire Boards of Directors, each duly adopted a resolution declaring that a merger, substantially upon the terms and conditions set forth in these Agreement and Plan of Merger, was advisable and directed their submission to the stockholders of the respective corporations. Accordingly, the Agreement and Plan of Merger has been duly approved, adopted, certified, executed and acknowledged by Asia and Technologies, and is on file at the office of Asia located at 1281 Alberni Street, Vancouver, B.C. V6E4R4 Canada. A copy of the Agreement and Plan of Merger will be provided upon request and without cost to any stockholder of the Constituent Corporations.

     NINTH: Asia's Articles of Incorporation, as amended, and Bylaws in effect on the Effective Date, as defined below, shall be the articles of incorporation and bylaws of the Surviving Corporation.

     TENTH: The manner and basis of converting or exchanging the issued stock of each of the Constituent Corporations into different stock or other consideration and the treatment of any issued stock of the Constituent Corporations not to be so converted or exchanged on the Effective Date shall be as follows:

          (a) Each share of Technologies Common or Preferred Stock which is issued but not outstanding or is issued and held as treasury shares on the Effective Date shall be cancelled.

          (b) Each share of Asia Common and Preferred Stock which is issued and outstanding on the Effective Date shall be cancelled.

          (c) All shares of Technologies Common Stock which are issued and outstanding on the Effective Date shall be converted automatically into shares of Asia Common Stock, based upon a conversion ratio of one (1) share of Asia Common Stock for each thirty (30) shares of Technologies Common Stock; provided, however, that in the event such conversion ratio results in the issuance of a partial share of Asia Common Stock to any stockholder, the number of shares of Asia Common Stock issued to such stockholder shall be rounded up to the next whole share of Asia Common Stock. After the Effective Date, all rights of holders of Technologies Common Stock shall cease with respect to such shares, except for the right to receive Asia Common Stock as provided herein. Such shares of Technologies Common Stock shall not be transferred on the books of Technologies or be considered to be outstanding for any purpose whatsoever.

          (d) From and after the Effective Date, each certificate representing shares of Technologies Common Stock will be deemed for all corporate purposes to evidence ownership of shares of Asia Common Stock, based upon a conversion ratio of one (1) share of Asia Common Stock for each thirty (30) shares of Technologies Common Stock; provided, however, that in the event such conversion ratio results in the issuance of a partial share of Asia



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


     Common Stock to any stockholder, the number of shares of Asia Common Stock issued to such stockholder shall be rounded up to the next whole share of Asia Common Stock.

          (e) Each option, warrant or other right to acquire Technologies Common Stock that was outstanding immediately prior to the Effective Date will be deemed for all corporate purposes to evidence ownership of an outstanding option, warrant or right to acquire shares of Asia Common Stock, on the same terms and conditions as in effect immediately prior to the Effective Date, except that the exercise price and the number of shares of Asia common stock underlying each option, warrant or other right will be adjusted to reflect the 1 for 30 conversion ratio. In the event such conversion ratio results in the issuance of a partial share of Asia Common Stock to any such holder upon exercise of such options, warrants or rights, the number of shares of Asia Common Stock issued to such holder upon exercise shall be rounded up to the next whole share of Asia Common Stock.

          (f) Certificates representing Technologies Common or Preferred Stock will be replaced after the Effective Date only when submitted to the transfer agent with a request that they be so replaced or when they are presented for transfer.

          (g) If any holder of an outstanding certificate or certificates representing Technologies Common or Preferred Stock shall deliver to the Surviving Corporation such affidavits, indemnity agreements or surety bonds as Asia shall reasonably require in conformity with its customary procedure with respect to lost stock certificates, the Surviving Corporation shall treat such delivery as surrender of any lost or misplaced or destroyed certificate or certificates representing Technologies Common or Preferred Stock.

     ELEVENTH: Upon the Effective Date:

          (a) the assets and liabilities of Technologies shall be taken up on the books of the Surviving Corporation at the amount at which they shall at that time be carried on the books of Technologies, subject to such adjustments, if any, as may be necessary to conform to the Surviving Corporation's accounting procedures; and

          (b) all of the rights, privileges, immunities, powers and purposes of Technologies, all property, whether real, personal or mixed, of Technologies and all debts due to Technologies on whichever account shall be vested in the Surviving Corporation, and all property rights, privileges, immunities, powers and purposes, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Technologies, and all debts, liabilities, obligations and duties of Technologies shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, obligations and duties had been incurred or contracted by it.

     The Constituent Corporations, by mutual consent of their respective boards of directors, may amend, modify and supplement these Articles of Merger in accordance with Section 7-111-107 of the Colorado Business Corporation Act and in such manner as may be agreed upon by them in writing at any time before or after approval or adoption thereof by the stockholders of any of the Constituent




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


Corporations or all of them; provided, however, that no such amendment, modification or supplement shall affect the rights of the stockholders of any of the Constituent Corporations in a manner which is materially adverse to such stockholders in the judgment of their respective boards of directors.

     These Articles of Merger, in compliance with the laws of the State of Colorado, and the Certificate of Merger, in compliance with the State of Delaware, both duly advised, approved, signed, acknowledged and sealed by Technologies and Surviving Corporation, as required by the laws of the States of Colorado and Delaware, respectively, are to be filed of record with the Secretaries of the States of Colorado and Delaware, and the merger provided for by these Articles of Merger and the Certificate of Merger shall become effective on the later date these Articles of Merger are filed with the Colorado Secretary of State or the Certificate of Merger is filed with the Delaware Secretary of State (the "Effective Date"), and the separate existence of Technologies, except insofar as continued by statute, shall cease on the Effective Date.

     IN WITNESS WHEREOF, Technologies and Asia, the corporate parties to the merger, have caused these Articles of Merger to be signed in their respective corporate names and on their behalf by their respective Secretaries and Treasurers as of the 22nd day of December, 1999.

                             POWERSOFT TECHNOLOGIES INC.,
                             a Delaware corporation



                             By: /s/ Robert H. Trapp
                                 ----------------------------------------
                                 Robert H. Trapp, Secretary and Treasurer

                             ASIA SUPERNET CORPORATION,
                             a Colorado corporation



                             By: /s/ Robert H. Trapp
                                 ----------------------------------------
                                 Robert H. Trapp, Secretary and Treasurer











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